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                                                              EXHIBIT 23.3

The Australia Traffic Network Pty Limited
Level 39, 100 Miller Street
NORTH SYDNEY NSW 2060
AUSTRALIA

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 4 to Registration Statement of our report dated December 16, 2005 relating to the financial statements of The Australia Traffic Network Pty Limited, which is contained in that Prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

BDO

Sydney, NSW, Australia

March 13, 2006